_________________________________________________________________
_________________________________________________________________





                       FOURTH SUPPLEMENTAL
                       INDENTURE OF TRUST
                    dated as of July 1, 1995

                               to

                        INDENTURE OF TRUST
                  dated as of December 1, 1992


                            BETWEEN


                 NEW YORK STATE ENERGY RESEARCH
                    AND DEVELOPMENT AUTHORITY


                              AND


                       Marine Midland Bank,
                           as Trustee




_________________________________________________________________
_________________________________________________________________


                           relating to
     6.10% Facilities Refunding Revenue Bonds, Series 1995 A
     (Consolidated Edison Company of New York, Inc. Project)

                            _________________

                            TABLE OF CONTENTS
                            _________________

                                                             Page

PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . .   1
FORM OF SERIES 1995 A BONDS . . . . . . . . . . . . . . . . .   3
FORM OF ASSIGNMENT. . . . . . . . . . . . . . . . . . . . . .  13
FORM OF TRUSTEE'S CERTIFICATE ON ALL SERIES 1995 A BONDS. . .  13


                           ARTICLE I

                   AUTHORIZATION; DEFINITIONS

SECTION 1.01.  Supplemental Indenture. . . . . . . . . . . . . 16
SECTION 1.02.  Definitions.  . . . . . . . . . . . . . . . . . 16


                           ARTICLE II

                  DESCRIPTION AND AUTHORIZATION
                     OF SERIES 1995 A BONDS

SECTION 2.01.  Creation and particulars of Series 1995 A Bonds;
                form of Series 1995 A Bonds. . . . . . . . . . 17
SECTION 2.02.  Purpose . . . . . . . . . . . . . . . . . . . . 18
SECTION 2.03.  Issuance and Sale of the Series 1995 A Bonds. . 18


                           ARTICLE III

                  AMENDMENTS TO BASIC INDENTURE


SECTION 3.01.  Amendment to Section 1.01 of the
               Basic Indenture . . . . . . . . . . . . . . . . 19
SECTION 3.02.  Amendment to Section 2.07 of the Basic
               Indenture to permit Book-entry only Bonds . . . 19
SECTION 3.03.  Amendment to Section 8.03 of the Indenture. . . 21

                           ARTICLE IV

                          MISCELLANEOUS

SECTION 4.01.  Creation of 1985 A Escrow Fund. . . . . . . . . 22
SECTION 4.02.  No Individual Liability . . . . . . . . . . . . 22
SECTION 4.03.  Effective Date; Counterparts. . . . . . . . . . 22
SECTION 4.04.  Date for Identification Purposes Only . . . . . 23
SECTION 4.05.  Recitals  . . . . . . . . . . . . . . . . . . . 23

          THIS FOURTH SUPPLEMENTAL INDENTURE OF TRUST, made and entered into as of July 1, 1995 (the "Fourth Supplemental Indenture"), by and between New York State Energy Research and Development Authority (the "Authority") and Marine Midland Bank, as trustee (the "Trustee"), a New York state banking corporation and trust company, with its principal corporate trust office located in New York, New York, as Trustee,

                          WITNESSETH THAT:

          WHEREAS, the Authority has previously issued five series of bonds in order to provide funds for the payment of a portion of the cost of the acquisition, construction and installation of certain facilities for the furnishing of electric energy and gas within the service areas of Consolidated Edison Company of New York, Inc. (the "Corporation") or for the refunding of prior obligations of the Authority issued for the purpose of financing the cost of such facilities, which bonds were issued pursuant to an Indenture of Trust dated as of December 1, 1992, between the Authority and Morgan Guaranty Trust Company of New York, as trustee (the "Basic Indenture"), as supplemented, and the proceeds were made available to the Corporation pursuant to a Participation Agreement dated as of December 1, 1992, by and between the Authority and the Corporation (the "Basic Participation Agreement"), as supplemented; and

          WHEREAS, Morgan Guaranty Trust Company of New York has heretofore resigned as Trustee and Paying Agent under the Basic
Indenture and Marine Midland Bank has accepted appointment as Trustee and Paying Agent; and

          WHEREAS, the Authority has previously issued its Electric Facilities Revenue Bonds, Series 1985 A (Consolidated Edison Company of New York, Inc. Project) (the "1985 A Bonds") pursuant to a participation agreement between the Authority and the Corporation for the purpose of financing the acquisition, construction and installation of certain facilities for the furnishing of electric energy (the "Series 1995 A Project") within the Corporation's electric service area (such facilities being further described in Exhibit A and Exhibit B to the Fourth Supplemental Participation Agreement (as hereinafter defined)); and

          WHEREAS, the Corporation has requested that the Authority issue Additional Bonds in an aggregate principal amount not to exceed $128,285,000 for the purpose of refunding the outstanding portion of the 1985 A Bonds, the 1985 A Bonds to be refunded with the proceeds of such Additional Bonds being referred to herein as the "Refunded Obligations"; and

          WHEREAS, the Basic Indenture provides that the Authority may issue additional series of bonds for the purpose of refunding outstanding Authority obligations which were issued pursuant to an agreement with the Corporation provided that, among other things, the requirements of the Basic Indenture relating to the issuance of Additional Bonds for such purpose are complied with; and

          WHEREAS, pursuant to Resolution No. 856, adopted June 26, 1995, the Authority has determined to issue $128,285,000 aggregate principal amount of Additional Bonds (as defined in the Basic Indenture) for the purpose of refunding the Refunded Obligations (such Additional Bonds issued for such purpose being

                                                               2.

hereinafter referred to as "Series 1995 A Bonds"); and

          WHEREAS, the Authority proposes to issue the Series
1995 A Bonds pursuant to this Fourth Supplemental Indenture; and

          WHEREAS, the Authority and the Corporation are entering into a Tax Regulatory Agreement dated the date of initial delivery of the Series 1995 A Bonds pursuant to which the Corporation is entering into certain covenants designed to assure that certain conditions to the exclusion from gross income of interest on the Series 1995 A Bonds imposed by the Internal Revenue Code of 1986, as amended, are met, and certain of the Authority's rights thereunder are being assigned to the Trustee under this Fourth Supplemental Indenture; and

          WHEREAS, in accordance with the terms thereof, the Basic Indenture may, with the consent of the Trustee, be amended as may be required in connection with the issuance of Additional Bonds and for the purpose of providing for any change therein which, in the judgment of the Trustee, is not prejudicial to the interests of the Trustee or the Bondholders; and

          WHEREAS, all acts, conditions and things necessary or required by the Constitution and laws of the State of New York or otherwise, to exist, happen, and be performed as prerequisites to the execution and delivery of this Fourth Supplemental Indenture, do exist, have happened, and have been performed; and

          WHEREAS, the Authority has determined that the Series 1995 A Bonds issuable hereunder and the certificate of authentication by the Trustee to be endorsed on the Series 1995 A Bonds shall be, respectively, substantially in the following forms with such variations, omissions and insertions as are required or permitted by the Indenture (as defined in the Basic Indenture):

                                                               3.

                   (FORM OF SERIES 1995 A BOND)

               NEW YORK STATE ENERGY RESEARCH AND
                        DEVELOPMENT AUTHORITY

      6.10% Facilities Refunding Revenue Bond, Series 1995 A
      (Consolidated Edison Company of New York, Inc. Project)

No. AR......                                        $____________

                                       ORIGINAL
INTEREST RATE    MATURITY DATE        ISSUE DATE       CUSIP

    6.10%       August 15, 2020      July 1, 1995   64984E BF 1

REGISTERED OWNER:

PRINCIPAL SUM:                                            DOLLARS

          NEW YORK STATE ENERGY RESEARCH AND DEVELOPMENT AUTHORITY (the "Authority"), a body corporate and politic, constituting a public benefit corporation, organized and existing under and by virtue of the laws of the State of New York, for value received, hereby promises to pay solely from the sources and as hereinafter provided to the Registered Owner (named above), or registered assigns, on the Maturity Date (stated above), unless redeemed prior thereto as hereinafter provided, upon the presentation and surrender hereof, the Principal Sum (stated above) and in like manner to pay interest on said Principal Sum from the date hereof, at the Interest Rate (stated above) per annum, on the fifteenth day of February and August in each year (commencing February 15, 1996), until said Principal Sum is paid or made available for payment. The principal of and premium, if any, on this bond are payable in any coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts, upon presentation and surrender hereof, at the principal corporate trust office (the "Corporate Trust Office") of Marine Midland Bank, as Trustee or its successors in trust (the "Trustee"). The interest on this bond, when due and payable, shall be paid to the Registered Owner hereof (or of any bond or bonds previously outstanding in exchange, transfer or substitution for which this bond was issued) as of the close of business on the Record Date (hereinafter referred to) for each interest payment date by check, payable in such coin or currency of the United States of America which, at the respective times of payment, is legal tender for the payment of public and private debts, mailed to such person at his or her address last appearing as of the close of business on the Record Date on the Bond Register to be kept by the Trustee at its Corporate Trust Office. The Indenture

                                                               4.

(hereinafter referred to) designates the last day, whether or not a business day, of the month next preceding each interest payment date as the Record Date for such interest payment date. Interest not so paid shall be paid in accordance with the provisions of
Article X of the Indenture.

          This bond is one of a duly authorized issue of bonds of the Authority designated as "Facilities Refunding Revenue Bonds, Series 1995 A (Consolidated Edison Company of New York, Inc. Project)" (the "Series 1995 A Bonds"), issued in the aggregate principal amount of $128,285,000 under and pursuant to the Constitution and laws of the State of New York, particularly the New York State Energy Research and Development Authority Act, Title 9 of Article 8 of the Public Authorities Law of the State of New York, as amended (the "Act"), and under and pursuant to a resolution adopted by the Authority on June 26, 1995. The Series 1995 A Bonds are issued under and are secured ratably by an Indenture of Trust (the "Basic Indenture") dated as of December 1, 1992, as previously supplemented, and as supplemented and amended by the Fourth Supplemental Indenture of Trust dated as of July 1, 1995 (the "Fourth Supplemental Indenture"), between the Authority and the Trustee. The Basic Indenture as so supplemented and amended and as hereafter supplemented and amended in accordance therewith is hereinafter referred to as the "Indenture." The Series 1995 A Bonds are issued for the purpose of refunding certain bonds previously issued by the Authority to provide financing for the cost of acquisition, construction and installation of certain facilities of Consolidated Edison Company of New York, Inc. (the "Corporation") to be used for the local furnishing of electric energy (all of said facilities being referred to herein as the "Series 1995 A Project"), pursuant to the terms of a Participation Agreement (the "Basic Participation Agreement") dated as of December 1, 1992, as previously supplemented, and as supplemented by the Fourth Supplemental Participation Agreement dated as of July 1, 1995 (the "Fourth Supplemental Participation Agreement"), between the Authority and the Corporation. The Basic Participation Agreement as so supplemented and as hereafter supplemented and amended in accordance therewith is hereinafter referred to as the "Participation Agreement." As provided in the Indenture, additional bonds may be issued in one or more series to finance the cost of completing any Project financed with the proceeds of Bonds (as hereinafter defined) , or to finance the cost of additional facilities for the furnishing of electric energy and gas and the distribution of steam or other facilities of the Corporation, or to refund obligations issued or incurred by the Authority pursuant to an agreement with the Corporation. Any such additional bonds, together with the Series 1995 A Bonds and other bonds of the Authority currently outstanding under the Indenture, are herein referred to as the "Bonds." Any terms used and not otherwise defined herein, are used as defined in the Indenture.
          *Copies of the Indenture are on file at the Corporate Trust Office of the Trustee, and reference is made to the Indenture for the provisions relating, among other things, to the terms and security of the Bonds, the rights and remedies of the owners of the Bonds, the terms and conditions upon which Bonds are issued and may be issued thereunder and the terms and provisions under which the Bonds may be redeemed.

                                                               5.

          *The Bonds are not general obligations of the Authority, and shall not constitute an indebtedness of or a charge against the general credit of the Authority or give rise to any pecuniary liability of the Authority. The liability of the Authority under such Bonds shall be enforceable only to the extent provided in the Indenture, and the Bonds shall be payable solely from payments to be made by the Corporation to the Trustee and any other funds held by the Trustee under the Indenture and available for such payment. In order to provide security for the payment of the principal of and premium, if any, and interest on all the Bonds in accordance with their terms and the terms of the Indenture, the Authority has in the Participation Agreement directed the Corporation to execute and deliver its promissory notes (the "Notes") to the Trustee as evidence of the obligation of the Corporation to the Authority to repay the advance of the proceeds of the Bonds by the Authority. The Bonds are further secured by a pledge and assignment of the rights and interest of the Authority under the Participation Agreement (except the rights and interest of the Authority under Sections 4.04, 4.08,
4.09 and 4.10 of the Basic Participation Agreement, as supplemented, and subject to the reservation by the Authority of its rights under Article III and Section 4.07 of the Basic Participation Agreement and subject to the provisions of the Participation Agreement relating to the amendment thereof), the rights and interest of the Authority under the Tax Regulatory Agreement (as defined in the Indenture), subject to a reservation by the Authority of a right independently to enforce the obligations of the Corporation thereunder and subject to the provisions of the Tax Regulatory Agreement relating to the amendment thereof, the proceeds of sale of the Bonds, all funds held by the Trustee under the Indenture and available for the payment of the Bonds, and the income earned by the investment of such funds held under the Indenture.

          *The Series 1995 A Bonds are issuable in the form of registered bonds without coupons in the denomination of $5,000 or any integral multiple of $5,000. The owner of any Series 1995 A Bond or Bonds may surrender the same at the Corporate Trust Office of the Trustee (together with a written instrument of transfer satisfactory to the Trustee duly executed by the registered owner or his or her attorney duly authorized in writing), in exchange for an equal aggregate principal amount of Series 1995 A Bonds in any authorized denominations in the manner, subject to the conditions and upon the payment of the charges provided in the Indenture.

          *This bond is transferable, as provided in the Indenture, only upon the Bond Register kept for that purpose at the Corporate Trust Office of the Trustee at the written request of the registered owner hereof or by his or her representative duly authorized in writing, upon surrender of this bond to the Trustee (together with a written instrument of transfer satisfactory to the Trustee duly executed by the registered owner or his or her attorney duly authorized in writing). Thereupon, subject to the provisions of the Indenture relating to the holding of the Series 1995 A Bonds by a Securities Depository and upon payment of the charges prescribed, one or more new fully registered Series 1995 A Bonds of the same aggregate principal amount, maturity and interest rate shall be issued to the transferee in exchange therefor as provided in the Indenture.

                                                               6.

          *The Depository Trust Company, New York, New York ("DTC") initially will act as Securities Depository for the Series 1995 A Bonds. The ownership of one fully registered Series 1995 A Bond in the aggregate principal amount of the Series 1995 A Bonds will be registered in the name of Cede & Co., as nominee of DTC. So long as Cede & Co., as nominee of DTC, or any other Securities Depository or its nominee, is the registered Owner of the Series 1995 A Bonds, references herein to the Bondowners or registered Owners of the Series 1995 A Bonds, shall mean such registered Owner and shall not mean the beneficial Owners of the Series 1995 A Bonds.

          *The Registered Owner of this Bond may be treated by the Authority, the Corporation, the Trustee and the Paying Agents as the owner of this Bond for all purposes.

          *Optional Redemption. The Series 1995 A Bonds are subject to redemption prior to maturity, at the option of the Authority exercised at the direction of the Corporation, on or after July 1, 2005, as a whole or in part, at any time, upon payment in each case of the applicable redemption price (expressed as a percentage of the principal amount of the Series 1995 A Bonds to be redeemed) as set forth in the schedule below, together with unpaid interest accrued thereon to the date fixed for redemption:

              Redemption Dates               Redemption
                 (Inclusive)                    Price

     July 1, 2005 through June 30, 2006         102%
     July 1, 2006 through June 30, 2007         101%
     July 1, 2007 and thereafter                100%


          *Extraordinary Optional Redemption. The Series 1995 A Bonds are also subject to redemption prior to maturity in whole at any time at the option of the Authority, exercised at the direction of the Corporation, upon notice given as provided in the Indenture, at a redemption price equal to the principal amount thereof, together with unpaid interest accrued thereon to the date fixed for redemption, in any of the following events:

               (i) All or substantially all of the Series 1995 A Project shall have been damaged or destroyed or title to, or the temporary use of, all or a substantial portion of the Series 1995 A Project shall have been taken under the exercise of the power of eminent domain by any governmental authority, or person, firm or corporation acting under governmental authority, as in each case renders the Series 1995 A Project unsatisfactory to the Corporation for its intended use;

               (ii)  Unreasonable burdens or excessive
liabilities shall have been imposed upon the Authority or the Corporation with respect to all or substantially all of the Series 1995 A Project, including without limitation the imposition of federal, state or other ad valorem property, income

                                                               7.

or other taxes other than ad valorem taxes in effect on the date of original issuance of the Series 1995 A Bonds levied upon privately owned property used for the same general purpose as the Series 1995 A Project; or

               (iii) Any court or regulatory or administrative body shall enter or adopt, or fail to enter or adopt, a judgment, order, approval, decree, rule or regulation, as a result of which the Corporation elects to cease operation of all or substantially all of the Series 1995 A Project.


          *Mandatory Redemption. The Series 1995 A Bonds shall be subject to mandatory redemption as a whole (provided, however, that the Series 1995 A Bonds shall be redeemed in part if the Corporation obtains an opinion of Bond Counsel to the effect that, by redeeming such portion of the Series 1995 A Bonds, the interest on the remaining Series 1995 A Bonds will not be included for Federal income tax purposes in the gross income of any owner of the Series 1995 A Bonds (other than an owner who is a "substantial user" of the Series 1995 A Project or a "related person" within the meaning of Section 147(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"))) at any time at a redemption price equal to 100% of the principal amount thereof, together with unpaid interest accrued thereon to the redemption date, if, in a published or private ruling of the Internal Revenue Service or in a final, nonappealable judicial decision by a court of competent jurisdiction (provided that the Corporation has been afforded the opportunity to participate at its own expense in the proceeding resulting in such ruling or in the litigation resulting in such decision, as the case may be), it is determined that, as a result of a failure by the Corporation to observe any covenant, agreement or representation in the Participation Agreement or the Series 1995 A Tax Regulatory Agreement, interest on the Series 1995 A Bonds is included for Federal income tax purposes in the gross income (as defined in Section 61 of the Code) of any owner of a Series 1995 A Bond (other than a "substantial user" of the Series 1995 A Project or a "related person" within the meaning of Section 147(a)(1) of the
Code), and, in such event, the Series 1995 A Bonds shall be subject to such mandatory redemption not more than one hundred eighty (180) days after receipt by the Trustee of notice of such published or private ruling or judicial decision and a demand for redemption of the Series 1995 A Bonds. The occurrence of an event requiring the redemption of the Series 1995 A Bonds under this paragraph does not constitute an event of default under any Note or under the Indenture and the sole obligation in such event shall be for the Corporation to prepay the Series 1995 A Note in an amount sufficient to redeem the Series 1995 A Bonds to the extent required by this paragraph.

          *The Series 1995 A Bonds will also be subject to mandatory redemption in whole at a redemption price equal to the principal amount thereof plus unpaid interest accrued thereon to the redemption date if the Corporation reasonably concludes and certifies to the Trustee that the business, properties, condition (financial or otherwise), operations or business prospects of the Corporation will be materially and adversely affected unless the Corporation takes or omits to take a specified action and that

                                                               8.

the Corporation has been advised in writing by Bond Counsel that either (i) the specified action or omission would adversely affect the exclusion from gross income for Federal income tax purposes of interest on the Series 1995 A Bonds afforded by
Section 103 of the Code, or (ii) that the matter is subject to such doubt that such Bond Counsel is unable to advise the Corporation that the specified action or omission would not adversely affect such exclusion. Such conclusion and certification shall be evidenced by delivery to the Trustee of a written certificate of an Authorized Corporation Representative to the effect that the Corporation has reached such conclusion, together with a copy of such advice of Bond Counsel. The occurrence of an event requiring the redemption of the Series 1995 A Bonds under this paragraph does not constitute an event of default under any Note or under the Indenture and the sole obligation in such event shall be for the Corporation to prepay the Series 1995 A Note in an amount sufficient to redeem the Series 1995 A Bonds to the extent required by this paragraph.

          *The Series 1995 A Bonds will also be subject to mandatory redemption at a redemption price equal to one hundred three percent (103%) of the principal amount thereof plus unpaid interest accrued thereon to the redemption date if the Corporation reasonably concludes and certifies to the Trustee that the business, properties, condition (financial or otherwise), operations or business prospects of the Corporation will be materially and adversely affected unless the Corporation takes or omits to take a specified action and that the Corporation has been advised in writing by Bond Counsel that the specified action or omission would cause the use of the Series 1995 A Project to be such that, pursuant to Section 150 of the Code, the Corporation would not be entitled to deduct the interest on the Series 1995 A Bonds for purposes of determining the Corporation's Federal taxable income, for a period of not less than ninety (90) consecutive or nonconsecutive days during a twelve-month period. Such conclusion and certification shall be evidenced by delivery to the Trustee of a written certificate of an Authorized Corporation Representative to the effect that the Corporation has reached such conclusion, together with a certified copy of a resolution of the Board of Trustees of the Corporation authorizing such certificate and a copy of such advice of Bond Counsel. In the event that the Series 1995 A Bonds become subject to redemption as provided in this paragraph, the Series 1995 A Bonds will be redeemed in whole unless redemption of a portion of the Series 1995 A Bonds outstanding would, in the opinion of Bond Counsel, have the result that interest payable on the Series 1995 A Bonds remaining outstanding after such redemption would be deductible for purposes of determining the Federal taxable income of the Corporation, and, in such event, the Series 1995 A Bonds to be redeemed shall be selected (in the principal amount of $5,000 or any integral multiple thereof) from time to time at random in such manner as the Trustee shall determine in accordance with the Indenture, in such amount as is necessary to accomplish that result. The occurrence of an event requiring the redemption of the Series 1995 A Bonds under this paragraph does not constitute an event of default under any Note or under the Indenture and the sole obligation in such event shall be for the Corporation to prepay the Series 1995 A Note in an amount sufficient to redeem the Series 1995 A Bonds to the extent required by this paragraph.

                                                               9.

          *Special Mandatory Redemption. If State legislation shall become law which has the effect of establishing Staten Island as a municipality apart from The City of New York and there shall not have been furnished to the Trustee an unqualified opinion of Bond Counsel to the effect that such establishment will not adversely affect the exclusion of interest on the Series 1995 A Bonds from gross income for Federal income tax purposes, the Series 1995 A Bonds will be subject to mandatory redemption on such date on or before the Separation Date (hereinafter defined) as shall be specified by the Authority at the direction of the Corporation at a redemption price equal to the principal amount thereof plus unpaid accrued interest thereon to the redemption date. The notice of redemption given in accordance with the Indenture shall state that unless such opinion is delivered prior to the date fixed for redemption, the Series 1995 A Bonds shall be redeemed in whole unless redemption of a portion of the Series 1995 A Bonds outstanding would, in the opinion of Bond Counsel, have the result that such establishment would not adversely affect the exclusion of interest on the Series 1995 A Bonds remaining outstanding after such redemption.

          *If State legislation shall become law which has the effect of establishing Staten Island as a municipality apart from The City of New York and there shall not have been furnished to the Corporation an opinion of Bond Counsel, which opinion is satisfactory to the Corporation, to the effect that such establishment will not adversely affect the continued ability of the Corporation to deduct interest on the Series 1995 A Bonds for purposes of determining Federal taxable income of the Corporation, the Series 1995 A Bonds will be subject to redemption, at the election of the Corporation, to the extent and on such date on or before the Separation Date as the Authority at the direction of the Corporation shall direct at a redemption price equal to the principal amount thereof plus unpaid accrued interest thereon to the redemption date. The notice of redemption given in accordance with the Indenture shall state that unless such opinion is delivered prior to the date fixed for redemption, the Series 1995 A Bonds shall be subject to redemption to the extent set forth in such notice.

          *To the extent that the provisions of the second or third paragraphs under the caption "Mandatory Redemption" would otherwise apply in the event of such establishment of Staten Island as a municipality apart from The City of New York, the redemption provisions described in the two preceding paragraphs shall govern. The occurrence of an event requiring the redemption of the Series 1995 A Bonds as provided in either of the two preceding paragraphs does not constitute an event of default under any Note or under the Indenture and the sole obligation in such event shall be for the Corporation to prepay the Series 1995 A Note in an amount sufficient to redeem the Series 1995 A Bonds to the extent specified in such paragraph. If less than all the Series 1995 A Bonds are to be redeemed pursuant to either of the two preceding paragraphs, the Series 1995 A Bonds to be redeemed shall be selected (in the principal amount of $5,000 or any integral multiple thereof) at random in such manner as the Trustee shall determine, and if the redemption is pursuant to the first of the two preceding paragraphs, in such amount as is necessary, in the opinion of Bond Counsel, to accomplish the result specified in such paragraph. "Separation Date" as used above shall mean the later of the effective date specified in or determined pursuant to the State legislation for the establishment of Staten Island as a separate municipality apart

                                                              10.

from The City of New York, or the termination of any judicial or other stay of such effective date.

          *Mandatory Redemption by the State of New York. The State of New York may on any interest payment date after July 1, 2015, upon furnishing sufficient funds therefor, require the Authority to redeem the Series 1995 A Bonds in whole at a redemption price equal to the principal amount thereof, plus unpaid accrued interest thereon to the redemption date, as provided in the Act and as more fully described in the Indenture.

          *Miscellaneous Provisions Relating to Redemption. If less than all the Series 1995 A Bonds shall be called for redemption, the Series 1995 A Bonds to be redeemed shall be selected at random by the Trustee in such manner as the Trustee in its discretion may deem proper. Any redemption of the Series 1995 A Bonds, either as a whole or in part, shall be made upon at least thirty (30) days' and no more than sixty (60) days' prior notice in the manner and upon the terms and conditions provided in the Indenture. If this bond shall have been duly called for redemption and payment of the redemption price, together with unpaid interest accrued to the date fixed for redemption, shall have been made or provided for, all as more fully set forth in the Indenture, interest on this bond shall cease to accrue from such date, and from and after such date this bond shall cease to be entitled to any lien, benefit or security under the Indenture, and the owner hereof shall have no rights except to receive payment of such redemption price and unpaid interest accrued to the date fixed for redemption.

          *This bond shall not be entitled to any benefit under the Indenture or be valid or become obligatory for any purpose until this bond shall have been authenticated by the execution by the Trustee of the Trustee's certificate of authentication hereon.

          *No covenant or agreement contained in this bond or the Indenture shall be deemed to be a covenant or agreement of any member or employee of the Authority in his or her individual capacity, and neither the members of the Authority nor any officer thereof executing this bond shall be liable personally on this bond or be subject to any personal liability or accountability by reason of the issuance of this bond.

          *To the extent permitted by and as provided in the Indenture, modifications or amendments of the Indenture or of any indenture supplemental thereto may be made (1) by agreement of the Authority and the Trustee in certain circumstances without the consent of Bondowners and (2) with the consent of (a) in case all of the several series of Bonds then outstanding are affected by such modification or amendment, the owners of not less than two-thirds in aggregate principal amount of the Bonds then outstanding or (b) in case less than all of the several series of Bonds then outstanding are so affected, the owners of not less than two-thirds in aggregate principal amount of the Bonds so affected then outstanding; provided, however, that if such modification or amendment will by its terms not take effect so long as any Bonds of any specified series remain outstanding, the consent of the owners of such Bonds shall not be required and such Bonds shall not be deemed to be outstanding for the purpose of any calculations of outstanding Bonds under the Indenture;

                                                              11.

provided, further, that no such modification or amendment shall be made which will reduce the percentages of the aggregate principal amount of Bonds, the consent of the owners of which is required for any such modification or amendment, or permit the creation by the Authority of any lien prior to, or, except to secure Additional Bonds, on a parity with, the lien of the Indenture upon the Note payments and other funds pledged under the Indenture or which will affect the times, amounts and currency of payment of the principal of and premium, if any, and interest on said Bonds without the consent of the owners of all Bonds then outstanding and affected thereby. Any such consent by the owner of this bond shall be conclusive and binding upon such owner and all future owners of this bond and of any Bond issued on registration of transfer thereof or in exchange therefor irrespective of whether or not any notation of such consent is made upon this bond.

          THE SERIES 1995 A BONDS ARE NOT A DEBT OF THE STATE OF NEW YORK, AND THE STATE OF NEW YORK SHALL NOT BE LIABLE THEREON. NO OWNER OF ANY SERIES 1995 A BOND WILL HAVE THE RIGHT TO DEMAND PAYMENT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON THE SERIES 1995 A BONDS OUT OF ANY FUNDS RAISED BY TAXATION.

          It is hereby certified and recited that all conditions, acts and things required by law and the Indenture to exist, to have happened and to have been performed, precedent to and in the issuance of this bond, exist, have happened and have been performed, and that the issuance of this bond and the issue of which it forms a part are within every debt and other limit prescribed by the laws of the State of New York.

                                                              12.

          IN WITNESS WHEREOF, the Authority has caused this bond to be signed in its name and on its behalf by the manual or facsimile signature of its Chair, Vice Chair, President, Vice-President or Treasurer and its seal or a facsimile thereof to be impressed, imprinted or otherwise reproduced hereon and attested by the manual or facsimile signature of its Secretary or an Assistant Secretary, as of the date set forth below.

                                   NEW YORK STATE ENERGY RESEARCH
                                    AND DEVELOPMENT AUTHORITY

Attest:
                                   By____________________________
                                             President

_______________________________
         Secretary

                                                              13.

                      (FORM OF ASSIGNMENT)

                           ASSIGNMENT

          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

_________________________________________________________________

_________________________________________________________________

the within bond and all rights thereunder, and hereby irrevocably constitutes and appoints

________________________________________________________ attorney to transfer the within bond on the books kept for registration thereof with full power of substitution in the premises.

Dated:  _________________________


                          _____________________________________
                          NOTICE: The signature to this
                          assignment must correspond with the
                          name as it appears on the face of the
                          within bond in every particular,
                          without alteration or enlargement or
                          any change whatsoever.


     (FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION ON ALL
                      SERIES 1995 A BONDS)

          This bond is one of the Facilities Refunding Revenue
Bonds, Series 1995 A (Consolidated Edison Company of New York,
Inc. Project) referred to in the within-mentioned Indenture.


                           MARINE MIDLAND BANK,
                               as Trustee


                           By_______________________________
                             Authorized Signatory


Dated:____________________

                                                              14.

          The Authority may, in its discretion, cause the paragraphs preceded by the symbol "*" to be printed on the reverse of the Bonds, in which event the face of the Bonds shall state the following after the second paragraph of the Bonds:

               REFERENCE IS MADE TO THE FURTHER
               PROVISIONS OF THIS BOND SET FORTH
               ON THE REVERSE HEREOF WHICH SHALL
               FOR ALL PURPOSES HAVE THE SAME
               EFFECT AS THOUGH FULLY SET FORTH
               AT THIS PLACE.


          WHEREAS, the Trustee has accepted the trusts created by this Fourth Supplemental Indenture and in evidence thereof has joined in the execution hereof;

          NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH, that in consideration of the premises, of the acceptance by the Trustee of the trusts created by the Indenture, and of the purchase and acceptance of the Bonds by the owners thereof, and also for and in consideration of the sum of One Dollar ($1.00) to the Authority in hand paid by the Trustee at or before the execution and delivery of this Fourth Supplemental Indenture, the receipt of which is hereby acknowledged, and in order to secure the payment of all the Bonds at any time issued and outstanding under the Indenture and the interest and the redemption premiums, if any, thereon according to their tenor, purport and effect, and in order to secure the performance and observance of all the covenants, agreements and conditions therein or herein or in the Participation Agreement contained, the Authority has executed and delivered this Fourth Supplemental Indenture, has caused or will cause the Corporation to deliver to the Trustee the Series 1995 A Note (as hereinafter defined), and has assigned and pledged to the Trustee, for the benefit of such Bondowners, as security for the payment of the principal of and premium, if any, and interest on the Bonds in accordance with their terms and the provisions of the Indenture subject only to the provisions of the Indenture permitting the application thereof for the purposes and on the terms and conditions set forth in the Indenture and as security for the performance and observance of all the covenants, agreements and conditions contained therein or herein or in the Participation Agreement,
(i) the rights and interest of the Authority under the Participation Agreement (except the rights and interest of the Authority under Sections 4.04, 4.08, 4.09 and 4.10 of the Basic Participation Agreement, as supplemented, subject to a reservation by the Authority of a right to enforce the obligations of the Corporation under Article III of the Basic Participation Agreement independently of the Trustee's enforcement thereof, to a reservation by the Authority of its rights under Section 4.07 of the Basic Participation Agreement, and to the provisions of the Participation Agreement relating to the amendment thereof), (ii) the proceeds of sale of the Bonds,
(iii) all funds held by the Trustee under the Indenture and available for the payment of Bonds, (iv) the income earned by the investment of such funds held under the Basic Indenture, and (v) by this Fourth Supplemental Indenture, the rights and interest of the Authority under the Series 1995 A Tax Regulatory Agreement (as defined herein), subject to a reservation by the Authority of a right to enforce the obligations of the Corporation thereunder

                                                              15.

independently of the Trustee's enforcement thereof and subject to the provisions of the Series 1995 A Tax Regulatory Agreement relating to the amendment thereof;

          THIS FOURTH SUPPLEMENTAL INDENTURE FURTHER WITNESSETH, and it is expressly declared, that all Series 1995 A Bonds from time to time issued and secured hereunder are to be issued, authenticated and delivered, and all said property, rights and interest, including, without limitation, the amounts hereby assigned and pledged, are to be dealt with and disposed of subject to the terms of the Indenture, and the Authority agrees with the Trustee and with the respective owners, from time to time, of the Bonds or any part thereof as follows:

                                                              16.

                            ARTICLE I

                    AUTHORIZATION; DEFINITIONS

          SECTION 1.01.  Supplemental Indenture.  This Fourth
Supplemental Indenture is supplemental to, and is entered into in accordance with Article XIII of the Basic Indenture.

          SECTION 1.02. Definitions. Unless the context shall otherwise require and except as to terms otherwise defined herein, all terms which are defined in Section 1.01 of the Basic Indenture shall have the same meanings, respectively, in this Fourth Supplemental Indenture, including the recitals and granting clause, as such terms are given in said Section 1.01 of the Basic Indenture and, in addition, as used in this Fourth Supplemental Indenture, the following terms shall have the following respective meanings:

          Fourth Supplemental Participation Agreement shall mean the Fourth Supplemental Participation Agreement dated as of July
1, 1995, between the Authority and the Corporation.

          1985 A Escrow Fund shall mean the special trust fund established pursuant to Section 4.01 of this Fourth Supplemental
Indenture.

          Refunded Obligations shall mean the outstanding portion of the 1985 A Bonds to be refunded with the proceeds of the Series 1995 A Bonds.

          Series 1995 A Bonds shall mean $128,285,000 aggregate principal amount of the 6.10% Facilities Refunding Revenue Bonds,
Series 1995 A (Consolidated Edison Company of New York, Inc.
Project) of the Authority.

          Series 1995 A Note shall mean the Corporation's Note relating to the Series 1995 A Bonds.

          Series 1995 A Project shall mean the Series 1995 A
Project Exempt Facilities and the Other Series 1995 A Project
Facilities set forth in Exhibits A and B to the Fourth
Supplemental Participation Agreement.

          Series 1995 A Purchase Contract shall mean the Purchase
Contract dated July 26, 1995, among the Authority, the
Corporation and  Lehman Brothers Inc., Goldman, Sachs & Co. and
Merrill Lynch, Pierce, Fenner & Smith Incorporated (Merrill Lynch
& Co.).

          Series 1995 A Tax Regulatory Agreement shall mean the
Tax Regulatory Agreement, dated the date of initial delivery of the Series 1995 A Bonds, between the Authority and the Corporation, as it may be amended and supplemented from time to time in accordance with its terms.

                                                              17.

                          ARTICLE II

                 DESCRIPTION AND AUTHORIZATION
                     OF SERIES 1995 A BONDS

          SECTION 2.01. Creation and particulars of Series 1995 A Bonds; form of Series 1995 A Bonds. 1. There shall be issued under and secured by the Indenture an issue of Additional Bonds (the "Series 1995 A Bonds") to be designated "Facilities Refunding Revenue Bonds, Series 1995 A (Consolidated Edison Company of New York, Inc. Project)" in the aggregate principal amount of $128,285,000. Each Series 1995 A Bond shall be dated the February 15 or August 15, as the case may be, next preceding the date of its authentication to which interest has been paid or duly provided for (except that if any Series 1995 A Bond shall be authenticated on any February 15 or August 15 to which interest has been paid or duly provided for, it shall be dated as of such date, or if it shall be authenticated prior to February 15, 1996, it shall be dated July 1, 1995) and shall bear interest from such dates until the principal sum is paid, at a rate of six and ten-hundredths per centum (6.10%) per annum payable semiannually on February 15 and August 15 of each year (commencing February 15,
1996) and shall mature (subject to the right of prior redemption at the prices and dates and upon the terms and conditions set forth therein and in the Indenture) on August 15, 2020.

          2. The Series 1995 A Bonds shall be issuable in the form of registered bonds without coupons in the denomination of $5,000 or any integral multiple of $5,000 not exceeding the aggregate principal amount of such series of Bonds and shall be numbered from one (1) consecutively upwards (with the letters "AR" prefixed to the number) in order of issuance according to the records of the Trustee.

          3. The Series 1995 A Bonds shall be substantially in the form set forth in the recitals to this Fourth Supplemental Indenture, with such appropriate variations, omissions and insertions as are permitted or required by this Fourth Supplemental Indenture and may have endorsed thereon such legends or text as may be necessary or appropriate to conform to any applicable rules and regulations of any governmental authority or any usage or requirement of law with respect thereto.

          4. The principal of and premium, if any, on each Series 1995 A Bond shall be payable to the owner of such Bond upon presentation and surrender thereof when due at the Corporate Trust Office. The interest on each Series 1995 A Bond due on an interest payment date shall be payable to the Registered Owner thereof as of the close of business on the Record Date (as hereinafter defined) as the same becomes due by check mailed to such Registered Owner thereof at his or her address last appearing on the Bond Register. All payments of principal of and premium, if any, and interest on the Series 1995 A Bonds shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. The last day, whether or not a

                                                              18.

business day, of the month next preceding each interest payment date is the Record Date (the "Record Date") for such interest payment date.

          5. In the manner and with the effect provided in the Indenture, the Series 1995 A Bonds shall be subject to redemption prior to maturity as set forth in the Series 1995 A Bonds, a copy of the form of which is set forth in the preamble to the Fourth Supplemental Indenture. Notices of redemption given to Bondowners in accordance with Article VIII of the Basic Indenture in respect of any redemption of Series 1995 A Bonds in accordance with the first or second paragraph appearing under the caption "Special Mandatory Redemption" in the Series 1995 A Bonds shall contain the information contemplated by such paragraph in addition to the information required by Article VIII of the Basic Indenture.

          6. The Series 1995 A Bonds initially shall be issued as book-entry-only Bonds pursuant to the terms and conditions described in Section 2.07 of the Basic Indenture, as amended by
Section 3.02 hereof.

          SECTION 2.02.  Purpose.  The purpose for which the
Series 1995 A Bonds are issued is to refund the Refunded
Obligations.

          SECTION 2.03. Issuance and Sale of the Series 1995 A Bonds. The Series 1995 A Bonds shall forthwith be executed by the Authority and delivered to the Trustee for authentication and thereupon the Series 1995 A Bonds shall be authenticated by the Trustee and shall be delivered to or upon the written order of an Authorized Officer of the Authority, but only upon the receipt by the Trustee of proceeds (including accrued interest, if any) of sale of the Series 1995 A Bonds, of which a sum equal to the accrued interest, if any, paid by the initial purchasers of such Series 1995 A Bonds shall be deposited in the Bond Fund and the balance shall be deposited in the 1985 A Escrow Fund created pursuant to Section 4.01 hereof.

                                                              19.

                            ARTICLE III

                  AMENDMENTS TO BASIC INDENTURE


          SECTION 3.01.  Amendment to Section 1.01 of the Basic
Indenture. Section 1.01 of the Basic Indenture is hereby amended by adding the following definition:

          "Securities Depository shall mean a Bondowner acting as a central securities depository for a series of Bonds as provided in Section 2.07."

          SECTION 3.02.  Amendment to Section 2.07 of the Basic
Indenture to permit Book-entry only Bonds. Section 2.07 of the Basic Indenture is hereby amended and restated in its entirety to read as follows:

          "Section 2.07. Registration of Bonds; transfers. (a) All the Bonds issued under the Indenture shall be negotiable, subject to the provisions for registration and transfer contained in the Indenture and in the Bonds. The Trustee shall be the bond registrar and shall maintain and keep at the Corporate Trust Office the Bond Register for the registration and transfer of Bonds. Upon presentation thereof for such purpose at said office, the Trustee shall register or cause to be registered therein, and permit to be transferred thereon, under such reasonable regulations as it may prescribe, any Bond.

          (b) Each Bond shall be transferable only upon the Bond Register at the Corporate Trust Office at the written request of the Registered Owner thereof or his or her representative duly authorized in writing, upon surrender thereof, together with a written instrument of transfer satisfactory to the Trustee duly executed by the Registered Owner or his or her representative duly authorized in writing. Upon the transfer of any Bond, the Authority shall issue in the name of the transferee, in authorized denominations, one or more Bonds of the same aggregate principal amount, series, maturity and interest rate as the surrendered Bonds.

          (c) Notwithstanding any other provision of the Indenture, the Authority may employ a book-entry-only system of bond registration with respect to any series of the Bonds, all as more fully set forth in this subsection and Subsections 2.07 (d) through (g) and as may be modified in any Supplemental Indenture authorizing such series. The Authority and the Trustee, upon reasonable notice to the Corporation, may each enter into such agreements as they deem appropriate with the Securities Depository relating to such book-entry-only system, which may provide for special notice and payment provisions as shall be necessary to facilitate such book-entry-only system. Any provisions of the Indenture inconsistent with book-entry-only Bonds shall not be applicable to such book-entry-only Bonds.

          (d) Upon receipt by the Authority and the Trustee of written notice from the Securities Depository to the effect that the Securities Depository is unable or unwilling to discharge its

                                                              20.

responsibilities and no substitute depository to undertake the functions of the Securities Depository hereunder with respect to any series of Bonds can be found which is willing and able to undertake such functions upon reasonable and customary terms, then the Bonds of such series shall no longer be restricted to being registered in the Bond Register in the name of the nominee or the Securities Depository, but may be registered in authorized denominations in whatever name or names the Securities Depository shall designate, in accordance with the provisions of this Indenture.

          (e) In the event the Authority determines, or the Authority at the direction of the Corporation determines, that it is desirable to do so, the Authority may notify the Securities Depository and the Trustee, whereupon the nominee or Securities Depository will notify the participants, of the availability through the nominee or Securities Depository of Bond certificates. In such event, the Trustee shall issue, transfer and exchange Bond certificates as requested by the Securities Depository in appropriate amounts, and whenever the Securities Depository requests the Authority and the Trustee to do so, the Trustee and the Authority will cooperate with the Securities Depository by taking appropriate action after reasonable notice to make available one or more separate certificates evidencing aggregate principal amounts of the Bonds to any nominee or Securities Depository participant having Bonds credited to its Securities Depository account.

          (f) Notwithstanding any other provision of this Indenture to the contrary, so long as any Bond is registered in the name of a nominee or the Securities Depository, all payments with respect to the principal of and premium, if any, and interest on such Bond and all notices with respect to such Bond shall be made and given, respectively, to the nominee or the Securities Depository.

          (g) Any series of Bonds issued as book-entry-only Bonds shall be initially issued in the form of a separate single (unless otherwise requested by the Securities Depository) authenticated fully registered Bond in the amount of each separate stated maturity of such series of Bonds. Upon initial issuance, the ownership of such Bond may be registered in the registry books kept by the Trustee in the name of the nominee of a Securities Depository or in the name of the Securities Depository. With respect to Bonds registered in the Bond Register kept by the Trustee in the name of a nominee of a Securities Depository or in the name of the Securities Depository, the Authority and the Trustee shall have no responsibility or obligation to any Securities Depository participant, direct or indirect, or to any beneficial owner. Without limiting the immediately preceding sentence, the Authority and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Securities Depository, its nominee or any participant with respect to any ownership interest in the Bonds of any series,
(ii) the delivery to any participant, any beneficial owner or any other person, other than the nominee or Securities Depository, of any notice with respect to any Series of Bonds, including any notice of redemption, or (iii) the payment to any participant, any beneficial owner or any other person, other than the nominee or Securities Depository, of any amounts with respect to the principal of or premium, if any, or interest on any series of Bonds. The Authority and the Trustee may treat as, and deem

                                                              21.

the nominee or Securities Depository to be, the absolute owner of each Bond issued as a book-entry-only Bond for the purpose of payment of the principal of and premium, if any, and interest on such Bond, for the purpose of giving notices of redemption and other matters with respect to such Bond, for the purpose of registering transfers with respect to such Bond, and for all other purposes whatsoever. The Trustee shall pay all principal of and premium, if any, and interest on book-entry-only Bonds only to or upon the order of the nominee or Securities Depository, and all such payments shall be valid and effective to satisfy and discharge fully the Authority's obligation with respect to the principal of and premium, if any, and interest on such Bonds to the extent of the sum or sums so paid. The Trustee shall not deliver an authenticated Bond of any series issued as book-entry-only Bonds to any person other than the nominee of the Securities Depository. Upon delivery by the nominee or Securities Depository to the Trustee of written notice to the effect that the Securities Depository has determined to substitute a new nominee in the place of the existing nominee, the Trustee shall authenticate and deliver a new registered Bond in exchange for each Bond surrendered which was registered in the name of the old nominee to such new nominee of the Securities Depository.

          SECTION 3.03. Amendment to Section 8.03 of the Indenture. Section 8.03 of the Indenture is hereby amended to add as an additional final sentence the following:
"Notwithstanding the foregoing, with respect to any series of Bonds issued on or after July 1, 1995, notices of redemption need not be given by newspaper publication; mailing of such notice in accordance with the foregoing shall be deemed sufficient for all purposes of the Indenture."

                                                              22.

                            ARTICLE IV

                           MISCELLANEOUS

          SECTION 4.01. Creation of 1985 A Escrow Fund. 1. There is hereby created and established a special trust fund to be designated "Series 1985 A Escrow Fund" (hereinafter referred to as the "1985 A Escrow Fund") to be held by the Trustee. All income or gain on monies deposited in the 1985 A Escrow Fund shall be retained therein.

          2.  There shall be deposited into the 1985 A Escrow
Fund the proceeds of the Series 1995 A Bonds issued hereunder exclusive of accrued interest, if any.

          3. The monies on deposit from time to time in the 1985 A Escrow Fund shall be held under and subject to the Indenture, and shall be subject to the liens, pledges, charges, assignments and trusts created hereby for the security and benefit of the Bondowners and shall be used and applied solely for the purpose of paying the redemption price of the Refunded Obligations in accordance with the remaining provisions of this Section.

          4. The Trustee is authorized and directed to make payments from the 1985 A Escrow Fund to the trustee for the Refunded Obligations to pay a portion of the redemption price of the Refunded Obligations upon the order of the Corporation.

          5. All monies on deposit in the 1985 A Escrow Fund may be invested by the Trustee, at the direction of an Authorized Corporation Representative, in any obligation or security which is a permitted investment for monies held on deposit to the credit of the Project Fund pursuant to Section 7.03 of the Basic Indenture.

          6. All monies, if any, remaining in the 1985 A Escrow Fund after the payment or provision for payment of all the redemption price of the Refunded Obligations shall, at the written direction of the Corporation, be deposited in the Bond Fund to be applied solely to the payment of principal of the Series 1995 A Bonds.

          SECTION 4.02. No Individual Liability. No covenant or agreement contained in the Series 1995 A Bonds or in the Indenture shall be deemed to be the covenant or agreement of any member, agent, or employee of the Authority in his or her individual capacity, and neither the members of the Authority nor any official executing the Series 1995 A Bonds shall be liable personally on the Series 1995 A Bonds or be subject to any personal liability or accountability by reason of the issuance thereof.

          SECTION 4.03. Effective Date; Counterparts. This Fourth Supplemental Indenture shall become effective on delivery. This Fourth Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                                                              23.

          SECTION 4.04. Date for Identification Purposes Only. The date of this Fourth Supplemental Indenture shall be for identification purposes only and shall not be construed to imply that this Fourth Supplemental Indenture was executed as of any date other than the respective dates of the acknowledgements of the parties hereto.

          SECTION 4.05.  Recitals.  The Trustee shall have no
responsibility for the recitals contained in this Fourth
Supplemental Indenture.

                                                              24.

          IN WITNESS WHEREOF, the Authority has caused this Fourth Supplemental Indenture to be executed by its Chair, Vice-Chair, President or Treasurer and its corporate seal to be hereunto affixed and attested by its Secretary or Assistant Secretary, and the Trustee has caused this Fourth Supplemental Indenture to be executed by its Assistant Vice President and attested by its Assistant Vice President all as of the date first above written.

                              NEW YORK STATE ENERGY RESEARCH
                               AND DEVELOPMENT AUTHORITY


                              By____________________________
                                          President
(SEAL)

Attest:


________________________________
  Secretary


                              MARINE MIDLAND BANK,
                                as Trustee


                              By____________________________
                                   Assistant Vice President

(SEAL)

Attest:


_________________________________
Assistant Corporate Trust Officer

                                                              25.

STATE OF NEW YORK )
                  :  ss.:
COUNTY OF ALBANY  )



          On the ______ day of July, 1995, before me personally came F. William Valentino, to me known, who being by me duly sworn, did depose and say that he is President of New York State Energy Research and Development Authority, the Authority described in and which executed the above instrument; and that he signed his name thereto by authority of the members of said Authority.


                                  ______________________________
                                           Notary Public






STATE OF NEW YORK )
                  :  ss.:
COUNTY OF ALBANY  )



          On the ______ day of July, 1995, before me personally came Howard A. Jack, to me known, who being by me duly sworn, did depose and say that he is Secretary of New York State Energy Research and Development Authority, the Authority described in and which executed the above instrument; that he knows the seal of said Authority; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the members of said Authority; and that he signed his name thereto by like authority.



                                  ______________________________
                                           Notary Public

                                                              26.

STATE OF NEW YORK  )
                   :  ss.:
COUNTY OF NEW YORK )



          On the ______ day of July, 1995 before me personally came _________________________ and ___________________________,
to me known, who being by me duly sworn, did depose and say that they are an Assistant Corporate Trust Officer and an Assistant Vice President respectively, of Marine Midland Bank, the Trustee described in and which executed the above instrument; that they know the seal of said Trustee; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said Trustee; and that they signed their names thereto by like authority.


                                  _______________________________
                                             Notary Public